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KPMG
NationsBank Financial Center
100 N. Broadway, Suite 600
Wichita, KS  67202
Telephone: (316) 267-8341
Fax: (316) 267-3339


                                   April 20, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for New York Bagel Enterprises, Inc. and, under the date of March 12, 1999, we reported on the consolidated financial statements of New York Bagel Enterprises, Inc. as of and for the years ended December 27, 1998 and December 28, 1997. On April 15, 1999, our appointment as principal accountants was terminated. We have read New York Bagel Enterprises, Inc.'s statements included under Item 4 of its Form 8-K dated April 20, 1999 and we agree with such statements, except that we are not in position to agree or disagree with New York Bagel Enterprises, Inc's statement that the change was approved by the board of directors.

                              Very truly yours,

                              KPMG LLP


                              /s/ KPMG LLP
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